Exhibit 10

[Rockwell Automation Letterhead]

February 7, 2017
Patrick P. Goris
Senior Vice President & Chief Financial Officer
Rockwell Automation, Inc.
1201 South Second Street
Milwaukee, Wisconsin 53204

Dear Mr. Goris:

This Letter Agreement will govern and reflect the arrangement approved by the Compensation Committee of the Board of Directors with respect to the clawback of certain compensation arrangements and profits from the sale of securities.
If Rockwell Automation, Inc. (the “Company”) is required to restate any financial statements relating to periods from and after fiscal year 2017 during which you are chief financial officer of the Company due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, you hereby agree to reimburse the Company for:

1.
any bonus or other incentive-based or equity-based compensation received by you from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission of the financial document embodying such financial reporting requirement; and

2.	any profits realized by you from the sale of securities of the Company during that 12-month period.
You agree that the foregoing reimbursement will apply, without limitation, to any such bonus or other incentive-based or equity-based compensation or profits under any agreement you may have entered into with the Company or under any Company plan, program or arrangement.
This Letter Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws principles. The undersigned parties irrevocably agree that the courts of the State of Delaware will have exclusive jurisdiction in relation to any claim, dispute or difference concerning this Letter Agreement and any matter arising therefrom.
Please confirm your agreement with the foregoing by signing and returning the enclosed copy of this Letter Agreement. This Letter Agreement may be executed in multiple counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

Very truly yours,

ROCKWELL AUTOMATION, INC.

By	/s/ REBECCA W. HOUSE
Rebecca W. House
Senior Vice President, General Counsel and Secretary

Acknowledged and Agreed:

/s/ PATRICK P. GORIS
Patrick P. Goris